SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 28, 2018

AIR INDUSTRIES GROUP

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35927	80-0948413
State of Incorporation	Commission	IRS Employer
	File Number	Identification Number

360 Motor Parkway, Suite 100, Hauppauge, NY 11788

(Address of Principal Executive Offices)

Registrant’s telephone number: (631) 881-4920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 28, 2018 Air Industries Group (the “Company”) entered into a Placement Agency Agreement with Taglich Brothers, Inc., as placement agent (“Taglich Brothers’” or the “Placement Agent”), pursuant to which the Placement Agent agreed to offer to accredited investors on behalf of the Company, on a best efforts basis, up to 800,000 shares (the “Shares”) of its common stock, $0.001 par value (“Common Stock”), together with five-year warrants (the “Warrants”) to purchase up to 280,000 shares of Common Stock (the “Warrant Shares”), for a purchase price of $1.25 per Share purchased, in a private placement exempt from the registration requirements of the Securities Act (the “Offering”).

The exercise price of the Warrants will be the closing price of a share of Common Stock on the NYSE American on the trading day immediately prior to the initial closing of the purchase of the Shares and Warrants, subject to certain adjustments in accordance with the terms of the Warrant.

Under the terms of the Placement Agency Agreement, the Placement Agent is entitled to a placement agent fee equal to seven percent (7%) of the gross proceeds of the Offering, payable at the Company’s option, in cash or additional shares and warrants.

Item 3.02 Sale of Unregistered Equity Securities.

On October 1, 2018, the Company sold 800,000 shares of Common Stock, together with a five-year Warrant to purchase an additional 280,000 shares of Common Stock, to RBI Private Investment III, LLC (the “Purchaser”), an accredited investor, for a purchase price of $1,000,000, pursuant to the Offering. The exercise price of the Warrant is $1.40 per share, subject to the anti-dilution adjustments set forth in the Warrant.

 For acting as placement agent for the Offering, we will pay Taglich Brothers, Inc. a placement agent fee of $70,000, payable at the Company’s option, in cash or shares of Common Stock and warrants.

The shares of Common Stock and Warrant sold to the Purchaser were issued pursuant to an exemption from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, and the certificate representing the Shares and the Warrant were endorsed with the customary Securities Act legend.

Item 8.01 Other Events.

Concurrently with the Offering, the Company solicited consents from the holders of its outstanding 8% Subordinated Convertible Notes (the “Notes”) to amend the Notes to, among other things, postpone the due date thereof to December 31, 2020, decrease the interest payable thereon from 8% to 6%, if paid in cash, decrease the conversion price to $1.50 per share and pay the interest accrued thereon through September 30, 2018, in shares of Common Stock valued at the market price thereof.

As a result of the amendments, the Company has outstanding $5,157,000 principal amount of Notes. The Company has issued to holders of the Notes 663,286 shares of Common Stock valued at $1.39 per share, the closing market price of a share of Common Stock on the NYSE American on September 28, 2018, the trading date immediately preceding the receipt of consents from holders of a majority of the outstanding principal amount of the Notes, in lieu of cash payment of accrued interest of $921,968 on the Notes through and including September 30, 2018.

The Company will pay Taglich Brothers a solicitation fee equal to two percent (2%) of the principal amount of the Notes of registered holders (other than Taglich Brothers) whose accrued interest through September 30, 2018 is paid for in shares of Common Stock, which fee is payable, at the Company’s option, in cash or Notes in the principal amount equal to the solicitation fee due the placement agent.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
4.1	Warrant issued to RBI Private Investment III, LLC.

10.1	Placement Agency Agreement with Taglich Brothers, Inc. dated September 28, 2018.

10.2	Form of Subscription Agreement for the Securities.

10.3	Form of 6% Subordinated Convertible Note due December 31, 2020.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2018

AIR INDUSTRIES GROUP

By:	/s/ Michael Recca
Michael Recca
Chief Financial Officer

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